UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2026

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39413	23-2081753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Renaissance Blvd.

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(800) 355-3500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	VERX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2026, the Board of Directors (the “Board”) of Vertex, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, elected Mr. Debanjan Saha to serve as a director of the Company, effective October 7, 2026. Mr. Saha was elected as a Class II director, with a term expiring at the Company’s 2028 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board has determined that Mr. Saha is independent under the applicable listing standards of The Nasdaq Stock Market LLC and applicable rules of the Securities and Exchange Commission.

Mr. Saha has served as Chief Executive Officer of DataRobot, an agentic artificial intelligence (“AI”) company, since September 2022. Under his leadership, DataRobot has transformed from a pioneer in machine learning to a leader in agentic AI, serving enterprise customers worldwide. Prior to DataRobot, Mr. Saha spent two decades building and scaling multi-billion-dollar data and cloud businesses. He served as Vice President and General Manager of Data Analytics at Google Cloud, and before that as Vice President and General Manager at Amazon Web Services, where he led the company’s database services.  Mr. Saha serves on the board of directors of Sorenson Communications and is a member of its audit committee. He is an Institute of Electrical and Electronics Engineers (IEEE) Fellow and a distinguished member of the Association for Computing Machinery (ACM). He received MS and PhD degrees from the University of Maryland and a Bachelor of Technology from the Indian Institute of Technology, Kharagpur, all in Computer Science.

There is no arrangement or understanding between Mr. Saha and any other person pursuant to which he was elected as a director of the Company. Mr. Saha has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Saha will participate in the Company’s standard non-employee director compensation program, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2026. In addition, he will receive upon appointment a pro-rated annual restricted stock award to reflect his partial year of service. The Company will enter into its standard form of indemnification agreement with Mr. Saha, the form of which is filed as Exhibit 10.1 and is incorporated herein by reference. Mr. Saha has not yet been named to any committees of the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1/A filed with the SEC on July 20, 2020).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX, INC.

Date: October 1, 2026	By:	/s/ Bryan Rowland
	Name:	Bryan Rowland
	Title:	General Counsel and Secretary